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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-110598) and related Prospectus of Oxford Industries, Inc., for the registration of 2,717,394 shares of its common stock and to the incorporation by reference therein of our report dated July 11, 2003, with respect to the consolidated financial statements of Oxford Industries, Inc. and Subsidiaries for the years ended May 30, 2003 and May 31, 2002, incorporated by reference in its Annual Report on Form 10-K for the year ended May 30, 2003, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


Atlanta, Georgia
February 18, 2004